CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the  incorporation by reference in the  registration  statement of
ARTRA GROUP  Incorporated  on Form S-1 (File No.         ) of our report,  which
includes an explanatory paragraph referring to an uncertainty concerning the Company's ability to continue as a going concern, dated April 9, 1996 on our audits of the consolidated financial statements and financial statement schedules of ARTRA GROUP Incorporated as of December 28, 1995 and December 29, 1994, and for each of the three fiscal years in the period ended December 28, 1995.




COOPERS & LYBRAND L.L.P.


Chicago, Illinois
November 26, 1996